SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Netsmart Technologies, Inc.
                  (Name of Registrant as Specified In Its Charter)

                                           N.A.
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1)     Title of each class of securities to which transaction applies:
                 ..............................................................
          2)     Aggregate number of securities to which transaction applies:
                 ..............................................................
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 .............................................................
          4)     Proposed maximum aggregate value of transaction:
                 ..............................................................
          5)     Total fee paid:
                 ..............................................................

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
            1)     Amount Previously Paid:  ...................................
            2)     Form, Schedule or Registration Statement No.: ..............
            3)     Filing Party:  .............................................
            4)     Date Filed:  ...............................................

                                     Netsmart Technologies, Inc.
                                          146 Nassau Avenue
                                        Islip, New York 11751

                              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                           August 27, 1998

        NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Netsmart Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 146 Nassau Avenue, Islip, New York 11751 on August 27, 1998, at 9:00 A.M. local time, for the purpose of considering and acting upon the following matters:

        (1) The election of six (6) directors to serve until the 1999 Annual Meeting of Stockholders and until their successors shall be elected and qualified;

        (2)  The approval of a one-for-three reverse split of the Common Stock.

        (3)    The approval of the 1998 Long-Term Incentive Plan.

        (4) The approval of Richard A. Eisner & Company, LLP as the Company's independent certified public accountants for the year ending December 31, 1998; and

        (5) The transaction of such other and further business as may properly come before the meeting.

        The Board of Directors of the Company has fixed the close of business on July 15, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting. A list of stockholders eligible to vote at the 1998 Annual Meeting will be available for inspection during normal business hours for purposes germane to the meeting during the ten days prior to the meeting at the offices of the Company, 146 Nassau Avenue, Islip, New York 11751.

        The enclosed Proxy Statement contains information pertaining to the matters to be voted on at the Annual Meeting. A copy of the Company's Annual Report to Stockholders for 1997 is being mailed with this Proxy Statement.

                                             By order of the Board of Directors

                                                       Anthony F. Grisanti
                                                       Secretary
Islip, New York
July 27, 1998

THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING ARE IMPORTANT TO THE COMPANY, AND CERTAIN OF THE MATTERS REQUIRE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. IN ORDER THAT YOUR VOTE IS COUNTED AT THE ANNUAL MEETING, PLEASE EXECUTE, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                                     NETSMART TECHNOLOGIES, INC.

                                           PROXY STATEMENT

                                 1998 Annual Meeting of Stockholders

                                         GENERAL INFORMATION
                                         -------------------

        The accompanying proxy and this Proxy Statement are furnished in connection with the solicitation by the Board of Directors of Netsmart Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 146 Nassau Avenue, Islip, New York 11751, on August 27, 1998 at 9:00 A.M. or at any adjournment thereof. This Proxy Statement and the related proxy and the 1997 Annual Report to Stockholders (the "Annual Report") are being mailed to stockholders of the Company on or about July 27, 1998.

        At the Annual Meeting, stockholders will vote on (a) the election of six
(6) directors to serve until the 1999 Annual Meeting of Stockholders and until their successors shall be elected and qualified, (b) the approval of a one-for-three reverse split in the Company's common stock, (c) the approval of the 1998 Long-Term Incentive Plan, (d) the approval of Richard A. Eisner & Company, LLP as the Company's independent certified public accountants for the year ending December 31, 1998, and (e) the transaction of such other and further business as may properly come before the meeting. The Board of Directors does not know of any other matters which will be voted upon at the Annual Meeting.

        Stockholders are encouraged to review the detailed discussion presented in this Proxy Statement and either return the completed and executed proxy or attend the Annual Meeting.

Record Date; Outstanding Shares; Voting Rights and Proxies

        Stockholders of record at the close of business on July 15, 1998 (the "Record Date"), are entitled to notice and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 8,360,762 shares of common stock of the Company ("Common Stock"). The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date.

        The presence in person or by proxy of holders of a majority of the shares of voting stock of the Company entitled to be voted will constitute a quorum for the transaction of business at the Annual Meeting. If a stockholder files a proxy or attends the Annual Meeting, his or her shares are counted as being present at the Annual Meeting for purposes of determining whether there is a quorum, even if the stockholder abstains from voting on all matters. The vote required for the election of directors and approval of other proposals is set forth in the discussion of each proposal.

        Each stockholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that his or her shares are voted at the Annual Meeting. The return of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person. There is no required form for a proxy revocation. All properly executed proxies not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

        If a proxy is signed and returned, but no specification is made with respect to any or all of the proposals listed therein, the shares represented by such proxy will be voted for all the proposals, including the Election of Directors. Abstentions and broker non-votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote on the subject  matter is required  for  approval,  abstentions  and broker
non-votes  are  counted  in   determining   the  number  of  shares  present  or
represented.

Cost of Solicitation

        The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by mail, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary, may solicit proxies by mail, telecopier, telephone or personal interview. The
Company will request that brokers and other custodians, nominees and fiduciaries forward proxy material to the beneficial holders of the Common Stock held of record by such persons, where appropriate, and will, upon request, reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.


         BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY HOLDINGS OF MANAGEMENT
         ----------------------------------------------------------------------

        Set forth below is information as of June 15, 1998, as to each person owning of record or known by the Company, based on information provided to the Company by the persons named below, to own beneficially at least 5% of the Company's Common Stock and all officers and directors as a group.


                                                          Percent of Outstanding
                                                          ----------------------
Name and Address(1)                            Shares       Common Stock
-----------------                              ------       ------------
SIS Capital Corp.                           3,542,872(2)       39.7%
Consolidated Technology Group Ltd.
160 Broadway
New York, NY 10038
Seymour Richter                             3,542,872(2,3)     39.7%
160 Broadway
New York, NY 10038
James L. Conway                               293,750(4)        3.4%
Edward D. Bright                              131,766(5)        1.6%
John F. Phillips                              131,766(6)        1.6%
Gerald O. Koop                                 84,670(7)        1.0%
Anthony F. Grisanti                            67,384(8)         *
Joseph G. Sicinski                                --             --
All directors and officers as a group       4,252,208(9)       45.2%
(seven individuals)
----------

(1) Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares.

(2) Represents (a) 2,977,872 shares of Common Stock owned by SIS Capital Corp. ("SISC") and (b) 565,000 shares of Common Stock issuable upon exercise of Series B Warrants owned by SISC which are exercisable at $2.00 per share (15,000 shares) and $4.00 per share (550,000 shares). The warrants expire on December 31, 1999. SISC is a wholly-owned subsidiary of Consolidated Technology Group Ltd. ("Consolidated"), which is a public company. Mr. Edward D. Bright is chairman of the board and a director of Consolidated and Mr. Seymour Richter is president and acting chief executive officer of Consolidated. Messrs. Bright and Richter constitute two of the three directors of Consolidated. By virtue of his position as president and acting chief executive officer of
        Consolidated, Mr. Richter may be deemed to have power to vote and dispose of the shares owned by Consolidated.

(3) Mr. Richter disclaims beneficial interest in any of the securities owned by SISC or Consolidated.


----------

(4) Includes 268,750 shares of Common Stock issuable upon exercise of Series B Warrants owned by Mr. Conway, which are exercisable at $2.00 per share (100,000 shares) and $4.00 per share (168,750 shares) and expire December 31, 1999.

(5) Includes 65,766 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Bright.

(6) Includes 65,766 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Phillips.

(7) Includes 23,953 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Koop.

(8) Includes 47,464 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Grisanti.

(9)     Footnotes 2 through 8 are incorporated by reference.




                                        ELECTION OF DIRECTORS
                                        ---------------------

        Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The bylaws of the Company provide that the number of directors comprising the whole board shall be determined from time to time by the Board of Directors. The Board of Directors has established the size of the board for the ensuing year at six directors and is recommending that the six incumbent directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board of Directors, and any shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors.

        The Board of Directors is presently comprised of six individuals,
Messrs. James L. Conway, Edward D. Bright, John F. Phillips, Gerald O. Koop,
Seymour Richter and Joseph G. Sicinski.   The Annual Meeting is the first
annual meeting of the Company since the Company's initial public offering in
August 1996.  Messrs. Conway and Phillips were directors of the Company at the time of the Company's initial public offering.  Messrs. Bright and Richter were elected to the board in April 1998, effective upon the resignation of Messrs.
Lewis S. Schiller and Norman J. Hoskin.  Messrs. Koop and Sicinski were elected to the board in June 1998.

        The following table sets forth certain information concerning the nominees for director:



        Name                Age             Position with the Company                   Director Since
        ----                ---             -------------------------                   --------------
Edward D. Bright(1)         61       Chairman of the board and director                       1998
James L. Conway             50       President, chief executive officer and director          1996
John F. Phillips            60       Vice president - marketing and director                  1994
Gerald O. Koop              59       Chief executive officer of Creative Socio-Medics         1998
                                     Corp. and director
Seymour Richter1            61       Director                                                 1998
Joseph G. Sicinski1         66       Director                                                 1998



1       Member of the audit and compensation committees.

        Mr. Edward D. Bright has been chairman of the board and a director of the Company since April 1998. In April 1998, Mr. Bright was also elected as chairman, secretary, treasurer and a director of Consolidated, a public company whose business, in addition to its interest in the Company, includes technical temporary staffing services through Trans Global Services, Inc. ("Trans Global"), a public corporation in which Consolidated is the controlling stockholder, and telecommunications services, through a subsidiary, and chairman of the board and a director of



                                                - 3 -

Trans Global. From January 1996 until April 1998, Mr. Bright was an executive officer of or advisor to Creative Socio Medics Corp. ("CSM"), a subsidiary of the Company which was acquired from Advanced Computer Techniques, Inc. ("ACT") in June 1994. From June 1994 until January 1996, he was chief executive officer of the Company. He was a senior executive officer and a director of CSM and ACT for more than two years prior to June 1994.

        Mr. James L. Conway has been president and a director of the Company since January 1996 and chief executive officer since April 1998. From 1993 until April 1998, he was president of S-Tech, which, until April 1998, was a wholly-owned subsidiary of Consolidated which manufactures specialty vending equipment for postal, telecommunication and other industries. From 1997 until April 1998, Mr. Conway was also president of other subsidiaries of Consolidated engaged in manufacturing. From 1990 to 1993, he was a consultant to General Aero Products Corp., a Long Island based defense manufacturing firm, as debtor in possession following its filing under Chapter 11 of the Federal Bankruptcy Act in 1989. Mr. Conway is also a director of Trans Global.

        Mr. John F. Phillips has been a director of the Company and vice president of CSM since June 1994, when CSM was acquired, and vice president-marketing of the Company since 1996. He has also been vice president -- marketing of the Company from June 1994 to January 1996. He was a senior executive officer and director of CSM and ACT for more than five years prior to June 1994. From January 1993 to June 1994, he was chairman of the Board of CSM and ACT. From 1986 until December 1992, he was president of CSM and ACT.

        Mr. Gerald O. Koop has been a director of the Company since June 1998. He has held management positions with CSM for more than the past five years, most recently as its chief executive officer, a position he has held since 1996.

        Mr. Seymour Richter has been a director of the Company since April 1998. Since April 1998, he has been president, acting chief executive officer and a director of Consolidated. From July 1995 until April 1998, Mr. Richter was employed by Patterson Travis Operating Account, Inc., a private company that makes investments for its own account. For more than five years prior thereto, he was the chief executive officer of Touch Base Ltd., an independent selling organization in the apparel industry. Mr. Richter is also a director Trans Global.

        Mr. Joseph G. Sicinski has been a director of the Company since June 1998. He is president and a director of the Trans Global, a position he held with Trans Global and its predecessor since September 1992. Since April 1998, he has also been chief executive officer of Trans Global.

        Messrs. Bright and Richter were elected to the board following the resignation of Messrs. Lewis S. Schiller and Norman J. Hoskin in April 1998. Messrs. Koop and Sicinski were elected as directors in June 1998.

        In 1997, the Board of Directors created audit and compensation committees, both of which consists of Messrs. Bright, Richter and Sicinski, each of whom is a non-employee director. The audit committee has the authority to approve the Company's audited financial statements, to meet with the Company's independent auditors, to review with the auditors and with management any management letter issued by the auditors and to generally exercise the power normally accorded an audit committee of a public corporation. In addition, any transactions between the Company or its subsidiaries, on the one hand, and any officer, director or principal stockholder or any affiliate of any officer, director or principal stockholder, on the other hand, requires the prior approval of the audit committee.

        The compensation committee serves as the stock option committee pursuant to the Company's stock option plans. In addition, it reviews and approves any changes in compensation for the Company's executive officers.

        Directors are elected for a term of one year.

        None of the Company's officers and directors are related.

        The Company's certificate of incorporation includes certain provisions, permitted under Delaware law, which provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for certain conduct prohibited by law. The Certificate of Incorporation also contains broad indemnification provisions. These provisions do not affect the liability of any director under Federal or applicable state securities laws.

Approval Required
-----------------

        Provided that a quorum is present at the Annual Meeting, the six directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.

        The Board of Directors recommends a vote FOR the nominees listed above.


Meetings, Committees of the Board of Directors and Directors Compensation
-------------------------------------------------------------------------

        In  1997,  the  Board  of  Directors   created  audit  and  compensation
committees. The audit committee has the authority to approve the Company's audited financial statements, to meet with the Company's independent auditors, to review with the auditors and with management any management letter issued by the auditors and to generally exercise the power normally accorded an audit committee of a public corporation. In addition, any transactions between the Company or its subsidiaries, on the one hand, and any officer, director or principal stockholder or any affiliate of any officer, director or principal stockholder, on the other hand, requires the prior approval of the audit committee.

        The compensation  committee serves as the stock option committee for the
Company's   stock   option  plans  and  reviews  and  approves  any  changes  in compensation for the Company's executive officers.

        During 1997, the compensation committee had one meeting and the audit committee did not have any meetings.

        Excluding actions by unanimous written consent, during 1997 the Board of Directors held one meeting. Messrs. James L. Conway and John Phillips, the only directors who were directors during 1997, attended such meeting.

        During 1997, the Company did not pay any fees to directors. Commencing June 1998, the Company pays each director who is not employed by the Company a monthly fee of $750, and the chairman of the board a monthly fee of $1,500.


                                         EXECUTIVE OFFICERS

        Set  forth  below  are  the  executive   officers  of  the  Company  and
information concerning the one officer who is not also a director of the Company.




    Name                                Position
    ----                                --------
James L. Conway                 President and chief executive officer
Anthony F. Grisanti             Chief financial officer, treasurer and secretary
John F. Phillips                Vice president -- marketing
Gerald O. Koop                  Chief executive officer of CSM

        Mr.  Anthony F.  Grisanti has been  treasurer of the Company  since June
1994,  secretary since February 1995 and chief  financial  officer since January
1996. He was chief financial officer of CSM and ACT for more than five years prior thereto.


                                       EXECUTIVE COMPENSATION
                                       ----------------------

        Set forth below is information with respect to compensation paid or accrued by the Company for 1997, 1996 and 1995 to its chief executive officer and to each other officer whose compensation exceeded $100,000 for 1997.

                                     SUMMARY COMPENSATION TABLE


                                            Annual Compensation    Long-Term Compensation (Awards)
                                            -------------------    -------------------------------
                                                                   Restricted Stock    Options, SARs
                                                                   ----------------    -------------
Name and Principal Position        Year     Salary      Bonus      Awards (Dollars)       (Number)
---------------------------        ----     ------      -----      ----------------    -----------
Lewis S. Schiller, CEO(1)          1997           --         --               --               --
                                   1996           --         --               --               --
                                   1995           --         --               --           52,500
James L. Conway, president         1997     $125,000         --               --               --
                                   1996       77,408         --               --          268,750
Leonard M. Luttinger, vice         1997      136,895         --               --               --
president(2)                       1996       62,500    $67,262               --          156,250
                                   1995      125,000         --               --          176,678
John F. Phillips, vice president   1997      109,500     89,657               --               --
- marketing                        1996      100,000     33,906               --           27,000
                                   1995      123,900         --               --           38,768
Anthony F. Grisanti, chief         1997       87,600     73,888               --               --
financial officer                  1996       80,000     23,500               --           15,000
                                   1995       80,000         --               --           32,464

1 Mr. Schiller resigned as an officer and director of the Company in April 1998. Mr. Schiller has received no compensation from the Company. During the years ended December 31, 1997, 1996 and 1995, the total compensation paid or accrued by Consolidated to Mr. Schiller was $974,000, $340,000 and $250,000, respectively.

2 Mr. Luttinger resigned as an officer and director in June 1998.

        The annual salary payable by Consolidated to Mr. Schiller pursuant to his employment agreement with Consolidated was $250,000, subject to a cost of living increase, prior to September 1, 1996. Effective September 1, 1996, Mr. Schiller's annual salary from Consolidated was increased to $500,000. In addition, Mr. Schiller's employment agreement provided him with incentive compensation from Consolidated based on the results of Consolidated's operations and Mr. Schiller owned 10% of Consolidated's or SISC's equity interest in each of their operating subsidiaries and investments. Mr. Schiller has received 10% of SISC's equity interest in the Company for nominal consideration. Mr. Schiller has also received 10% of other securities owned by SISC, including securities of other subsidiaries of SISC. In April 1998, in connection with his resignation as an officer and director of Consolidated and its subsidiaries, including the Company, Consolidated purchased Mr. Schiller's employment contract, as a result of which the agreement is no longer in effect.

Employment Contracts, Compensation Agreements and Termination of Employment and Change in Control Arrangements

        In June 1994, the Company entered into five-year employment agreements with Messrs. Leonard M. Luttinger, John F. Phillips and Anthony F. Grisanti, which provide for annual base salaries of $125,000, $125,000 and $80,000, respectively. The agreements provide for an annual cost of living adjustment, an automobile allowance and a bonus of 4% of income before income taxes for Messrs. Luttinger and Phillips and 2% of income before income taxes for Mr. Grisanti. The maximum bonus is 300% of salary for Messrs. Luttinger and Phillips and 200% of salary for Mr. Grisanti. For 1996, Messrs. Luttinger and Phillips agreed to reduced base salaries of $62,500 and $100,000, respectively, with certain incentives if certain targets are attained. For 1997, Mr. Phillips agreed to a reduced base salary of $109,000 plus commissions. Mr. Luttinger's contract was terminated in June 1998, when he resigned as an officer and director.

        In August 1996, the Company entered into an agreement with Mr. James L. Conway pursuant to which it pays him an annual salary of $125,000, subject to a cost of living adjustment, an automobile allowance and a bonus of 5% of income before income taxes up to a maximum of 300% of his salary. Prior to August 1996, Mr. Conway received a salary of $52,000 per year.

        The current rate of compensation for the Company's officers is $160,000 for Mr. Conway, $112,800 for Mr. Phillips, $92,700 for Mr. Koop and $91,240 for Mr. Grisanti. Mr. Phillips is also entitled to a commission of 2% of all data center revenue. In addition, the Company has a commission pool of 10% of new sales. Messrs. Koop and Grisanti receive a portion of such pool.

        In July 1998, the Company entered into five-year employment agreements with Messrs. James L. Conway, John F. Phillips, Gerald O. Koop and Anthony F. Grisanti. Pursuant to these agreements, Messrs. Conway, Phillips, Koop and Grisanti receive a base salary of $160,000, $140,000, $140,000 and $120,000, respectively, with an annual cost of living adjustment. Except for Mr. Conway, whose compensation became effective July 1998, the salaries for the other officers become effective in January 1999. The agreements provide that the executives are eligible to participate in a bonus pool to be determined annually by the Compensation Committee. The agreements also provide each of the executives with a $1,000 per month automobile allowance. In the event the executive's dismissal or resignation or a material change in his duties or in the event of a termination of employment by the executive or the Company as a result of a change of control, the executive may receive severance payments of between 24 and 36 months' compensation. A month's compensation means the then current monthly salary plus one-twelfth of the bonus for the prior year.

Option Exercises and Outstanding Options

        The following table sets forth information concerning the exercise of options and warrants during the year ended December 31, 1997 and the year-end value of options held by the Company's officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") have been granted.


 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value



                                                                      Number of
                                                                      Securities         Value of
                                                                      Underlying         Unexercised In-
                                                                      Unexercised        the-Money
                                                                      Options1 at        Options at Fiscal
                                                                      Fiscal Year End    Year End2

                                  Shares Acquired      Value          Exercisable/       Exercisable/
        Name                      Upon Exercise       Realized        Unexercisable      Unexercisable
        ----                      ---------------     --------        -------------      -------------
Lewis S. Schiller(3)                  --                  --           166,667/           --/
                                                                        --                --
James L. Conway                       --                  --           268,750/           --/
                                                                        --                --
Leonard M. Luttinger                  --                  --           183,018/          $15,098/
                                                                        --                --
John F. Phillips                      --                  --            65,768/           22,814/
                                                                        --                --
Anthony F. Grisanti                   --                  --            47,464/           19,817/
                                                                        --                --

1 The number of shares of Common Stock subject to options includes shares of Common Stock issuable upon exercise of warrants.

2 The determination of "in the money" options at December 31, 1997, is based on the closing price of the Common Stock on the Nasdaq SmallCap Market on December 31, 1997, which was $.875.

3 Warrants held by Mr. Schiller include warrants issued to him by the Company and warrants transferred to him by SISC.

        See "Approval of the 1998 Long-Term Incentive Plan" for information concerning the Company's stock option plans.

        During 1997, there were no repricing of options or regrants of options upon the cancellation of previously granted options. On June 30, 1998, the Compensation Committee approved the grant of options to purchase 126,500 shares of Common Stock at $.50 per share, which was the fair market value on the date of grant, upon cancellation options to purchase an equal number of shares of Common Stock which were granted in April 1996 and had an exercise price of $2.00 per share. The option grants included grants to Messrs. Edward D. Bright (27,000 shares), John F. Phillips (27,000 shares) Gerald O. Koop (18,000 shares) and Anthony F. Grisanti (15,000 shares).


                           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1997, pursuant to an informal agreement between the Company and SMI, Inc. ("SMI"), a corporation of which Mr. Storm Morgan, who was then a director of the Company, was the sole stockholder and an officer and director, the Company paid SMI $124,000 for services provided by Mr. Morgan, $47,161 for expenses and consultants incurred by SMI on behalf of the Company and $9,000 in commissions. Mr. Morgan was not required to devote any minimum amount of time to the business of the Company.





        In June  1998,  the  Company  sold its  CarteSmart  business  to Granite
Technologies, Inc., a corporation formed by the Messrs. Leonard M. Luttinger and Storm Morgan. In connection with the sale, Mr. Luttinger, who was vice president and a director of the Company, and Mr. Morgan, who was a director of the Company, resigned from their positions with the Company. In consideration for the sale of the CarteSmart business, Granite issued its $500,000 promissory note and an equity interest in Granite and agreed to pay certain royalties to the Company. Granite also granted Netsmart the right to sell its smart card and kiosk software and related products in the behavioral health field.

        In 1994,  in  connection  with the execution of the agreement to acquire
CSM, SISC granted to Messrs.  Edward D. Bright,  John F. Phillips and Anthony F.
Grisanti options to purchase from SISC 66,000, 66,000 and 19,920 shares of Common Stock, respectively, at $.232 per share. Such options were exercised in 1997.

        The Company has an agreement with Consolidated pursuant to which it pays
Consolidated $15,000 per month through August 1999. Pursuant to this agreement, the Company paid a subsidiary of Consolidated $180,000 during 1997.

        In connection with the resignations of Messrs. Lewis S. Schiller, Norman
J. Hoskin and E. Gerald Kay as directors and officers of the Company in April
1998, the Company exchanged general releases with such persons.

        In connection  with the Company's  accounts  receivable  financing,  Mr.
Anthony F. Grisanti issued his guaranty which is limited to the losses or liability resulting from certain irregularities by the Company in the submission of invoices for advances and the failure to pay over the proceeds from accounts to the lender. The Company knows of no such irregularities. The advances under this facility were $935,000 at December 31, 1997 and $1,354,000 at June 30,
1998. The maximum borrowings under the facility, subject to the borrowing formula, is $1,250,000, which is to increase to $1,500,000 on August 1, 1998.
The lender has, from time to time, permitted the Company to exceed the present borrowing limitation.

Performance Graph

        The following graph, based on data provided by the Center for Research in Security Prices, shows changes in the value of $100 invested on August 14, 1996, when the trading in the Company's Common Stock commenced following its initial public offering, of: (a) shares of Company Common Stock; (b) the Nasdaq stock index (US companies); and (c) an SIC peer group consisting of Nasdaq listed companies in SIC code 7370 through 7379, which computer and data processing companies. The values of each investment at the end of each period are derived from compounded daily returns that include all dividends. Total stockholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below.





                                                  8/14/96    12/31/96    3/31/97    6/30/97     9/30/97    12/31/97
                                                  -------    --------    -------    -------     -------    --------
Netsmart Technologies, Inc.                        100.0        32.5       44.5       33.7        57.8         8.4
Nasdaq Stock Market (US companies)                 100.0       113.6      107.4      127.1       148.6       139.4
Nasdaq computer and data processing stocks         100.0       112.1      104.1      133.5       146.0       137.8

        The index level for all indices was set at 100.0 on August 14, 1996, when trading in the Company's Common Stock commenced.




                               APPROVAL OF ONE-FOR-THREE REVERSE SPLIT

        The Board of Directors has approved, subject to stockholder approval, a one-for-three reverse split (the "Reverse Split") of the Company's Common Stock. As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become one-third share of Common Stock. The par value of the Common Stock will not be affected by the Reverse Split. For purposes of the discussion of this proposal, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

        The Reverse Split will become effective upon the filing with the Secretary of State of an amendment to the Company's certificate of incorporation which states that, upon the filing of the Certificate of Amendment, each share of Common Stock then issued and outstanding would automatically become and be converted into one-third share of Common Stock.

Principal Effects of the Reverse Split
--------------------------------------

        The principal effects of the Reverse Split will be as follows:

        1. Based upon the 8,360,762 shares of Old Common Stock outstanding on the Record Date, the Reverse Split would decrease the outstanding shares of Old Common Stock by two-thirds, and, upon the effectiveness of the Reverse Split, approximately 2,786,920 shares of New Common Stock would be outstanding.

        2. On the Record Date, each option and warrant to purchase shares of Common Stock will become an option or warrant to purchase one-third of the number of shares of New Common Stock at an exercise price which will be three times the former exercise price. As a result, outstanding warrants and options to purchase an aggregate of 3,576,723 shares of Old Common Stock shares will become warrants and options to purchase approximately 1,192,241 shares of New Common Stock at an exercise price equal to three times the exercise price in effect prior to the Reverse Split. Thus, for example, the warrants to purchase Old Common Stock at $2.00 per share and $4.00 per share will become warrants to purchase one-third the number of shares of New Common Stock at exercise prices of $6.00 per share and $12.00 per share, respectively.

        3. The number of shares of Common Stock issuable pursuant to the Company's stock option plans will be reduced to one-third of the number of shares of Common Stock which were subject to the plans prior to the Reverse Split.

        The Company will obtain new CUSIP numbers for the New Common Stock and publicly traded warrants effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Old Common Stock and publicly traded warrants with information to enable such holder to obtain new stock and warrant certificates.

        Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

        Assuming the Reverse Split is approved and implemented, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of Delaware as promptly as practicable thereafter. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

Purposes of the Reverse Stock Split
-----------------------------------

        The Reverse Split would decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at a low price as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

        The Common Stock is traded on the Nasdaq SmallCap Market, which requires, among other things, that the Common Stock have a price which is at least $1.00 per share. Nasdaq has advised the Company that, unless the stock price is at least $1.00 for a period of ten days, it will delist the Common Stock from the Nasdaq SmallCap Market. In the event the Common Stock is delisted, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the OTC Electronic Bulletin Board. Consequently, the liquidity of the Common Stock could be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions, reduction in potential security analysts' and news media's coverage of the Company, and lower prices for the Common Stock than might otherwise be attained.

        If the Common Stock is delisted from the Nasdaq SmallCap Market, the Company will not be able to have the Common Stock relisted unless it meets the Nasdaq requirements for initial listing. Although at March 31, 1998, the Company met the tests for the continued listing of the Common Stock on the Nasdaq SmallCap Market, it did not meet the initial listing requirements. Accordingly, in the event that the Common Stock is delisted from the Nasdaq SmallCap Market, there can be no assurance that the Company will be listed on the Nasdaq SmallCap Market in the future.

        Furthermore, if the Common Stock is delisted from the Nasdaq SmallCap Market, it is possible that the Common Stock may become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, Rule 15g-9, if applicable, may affect the ability of broker-dealers to sell the Common Stock and may affect the ability of stockholders to sell their Common Stock.

        The Board of Directors believes that the Reverse Split is in the best interest of the Company and its stockholders. The price of the Old Common Stock during the period from January 1, 1998 through July 8, 1998 ranged from a low closing price of $.375 per share to a high closing price of $1.50 per share. On July 8, 1998, the closing price of the Old Common Stock was $.625 per share. The Company may require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the market price per share or that the Company will be able to complete any financing following the Reverse Split.

Exchange of Certificate and Elimination of Fractional Share Interests

        On the Effective Date, each three shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any stockholder will be required in order to effect the Reverse Split. Stockholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Old Common Stock. Stockholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will be transferred on the books and records of the Company after giving effect to the Reverse Split. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

        No fractional shares of New Common Stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. On the Effective Date, holders of less than three shares of Old Common Stock will, as a result of the Reverse Split, no longer be stockholders of the Company. The Board of Directors had determined that the fair value of the Common Stock will be based on the closing price of the Common Stock on the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on such date, the average of the last reported bid price on such day shall be used.

Federal Income Tax Consequences of the Reverse Split
----------------------------------------------------

        The combination of each three shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

        Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and stockholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

        This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Financial Statements
--------------------

        The Company's audited consolidated financial statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Annual Report, together with the unaudited financial statements for the three months ended March 31, 1998 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to such financial statements, which are included in the Company's Form 10-Q for the three months ended March 31, 1998, are incorporated by reference in this Proxy Statement. See "Incorporation by Reference."

Vote Required
-------------

        The amendment to the certificate of incorporation requires the approval of the holders of a majority of the outstanding shares of Common Stock.

        The Board of Directors recommends a vote FOR the Reverse Split.

                            APPROVAL OF THE 1998 LONG TERM INCENTIVE PLAN

        The Board of Directors believes that in order to attract and retain the services of executive and other key employees, it is necessary for the Company to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, in June 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Long Term Incentive Plan (the "1998 Plan"), covering 840,000 shares of Common Stock. If the Reverse Split is approved, the number of shares subject to the 1998 Plan will be 280,000.

        The Company has one other stock option plan, the 1993 Long Term Incentive Plan (the "1993 Plan"), which was adopted by the Board of Directors and stockholders in July 1993. The 1993 Plan was amended in October 1993, April 1994, October 1994 and February 1996. The Plan does not have an expiration date. The 1993 Plan is authorized to grant options or other equity-based incentives for 511,000 shares of the Common Stock. As of June 30, 1998, 164,777 shares had been issued pursuant to the 1993 Plan and 317,144 shares of Common Stock were subject to outstanding options at exercise prices per share of $.232 (100,537 shares), $.345 (90,107 shares) and $2.00 (126,500 shares). As June 30, 1998, there were 29,079 shares available for grant under the 1993 Plan together with any shares subject to outstanding options which expire unexercised.

        Awards under the 1993 Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The 1993 Plan imposes no limit on the number of officers and other key employees to whom awards may be made; however, no person shall be entitled to receive in any fiscal year awards which would entitle such person to acquire more than 3% of the number of shares of Common Stock outstanding on the date of grant.

        The 1993 Plan and the 1998 Plan (collectively, the "Plans") are administered by a committee (the "Committee") of at least two non-employee directors appointed by the board. The compensation committee serves as the Committee under the various stock option plans. The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted and the terms and conditions of the award, including the type of award, the exercise price and term and restrictions and forfeiture conditions. If no Committee is appointed, the functions of the Committee shall be performed by the Board of Directors. The compensation committee consists of Messrs. Edward
D. Bright, Seymour Richter and Joseph G. Sicinski.

        Set forth below is a summary of the 1998 Plan, but this summary is qualified in its entirety by reference to the full text of the 1998 Plan, as amended, a copy of which is included as Exhibit A to this Proxy Statement. The Plan, which expires in June 2008 unless terminated earlier by the Board of Directors, gives the Board of Directors broad authority to modify the Plan, and, in particular, to eliminate any provisions which are not required in order to meet the requirements of Rule 16b-3 of the Securities and Exchange Commission pursuant with the Securities Exchange Act of 1934, as amended.

        The 1998 Plan is authorized for 840,000 shares of the Common Stock, which, if the Reverse Split is approved, will become 280,000 shares. If shares subject to an option under the 1998 Plan cease to be subject to such option, or if shares awarded under the 1998 Plan are forfeited or otherwise terminate without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the 1998 Plan. The 1998 Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

        Awards under the 1998 Plan may be made to key employees, including officers and directors of the Company and its subsidiaries, and consultants and others who perform services for the Company and its subsidiaries, except that non-employee directors are not eligible for options under the 1998 Plan, except that the 1998 Plan provides for (i) the grant on June 30, 1998, the date the 1998 Plan was adopted by the Board of Directors, to each non-employee director other than the chairman of the board of a non-qualified stock option to purchase 15,000 shares of Common

Stock, (ii) the grant on June 30, 1998 to the chairman of the board of a non-qualified stock option to purchase 90,000 shares of Common Stock, and (iii) the automatic grant to each non-employee directors of a non-qualified option to purchase 15,000 shares of Common Stock on April 1st of each year, commencing April 1, 1999. If the Reverse Split is approved, the number of shares subject to the automatic option grant will be 5,000 shares. The options granted to non-employee directors as well as the options to be granted pursuant to the annual grant have a term of five years from the date of grant and become exercisable as to 50% of the shares of Common Stock subject to the option six months from the date of grant and as to the remaining shares of Common Stock twelve months from the date of grant. The options granted to the non-employee directors on June 30, 1998 have an exercise price of $.50 per share, which was the fair market value such date. Messrs. Edward D. Bright, who is chairman of the board, Seymour Richter and Joseph G. Sicinski are the directors who qualify as non-employee directors under the 1998 Plan as of the date of this Proxy Statement.

        Both the initial option grants and the annual automatic option grants to non-employee directors are non-qualified stock options and have a term of five years and become fully exercisable six months from the date of grant provided that the option holder is a director on such date, except that they become immediately exercisable if a change of control, as defined in the 1998 Plan, should occur. The 1998 Plan also provides certain cashout rights in the event of a change of control.

        The Committee has the authority to grant the following types of awards under the 1998 Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The 1998 Plan is designed to provide the Company with broad discretion to grant incentive stock-based rights.

        Tax consequences of awards provided under the 1998 Plan are dependent upon the type of award granted. The grant of an incentive or non-qualified stock options does not result in any taxable income to the recipient or deduction to the Company. Upon exercise of a non-qualified stock option, the recipient recognizes income in the amount by which the fair market value on the date of exercise exceeds the exercise price of the option, and the Company receives a corresponding tax deduction. In the case of an incentive stock option, no income is recognized to the employee, and no deduction is available to the Company, if the stock issued upon exercise of the option is not transferred within two years from the date of grant or one year from the date of exercise, whichever occurs later. However, the exercise of an incentive stock option may result in additional taxes through the application of the alternative minimum tax. In the event of a sale or other disqualifying transfer of stock issued upon exercise of an incentive stock option, the employee realizes income, and the Company receives a tax deduction, equal to the amount by which the lesser of the fair market value at the date of exercise or the proceeds from the sale exceeds the exercise price. The issuance of stock pursuant to a stock grant results in taxable income to the recipient at the date the rights to the stock become nonforfeitable, and the Company receives a deduction in such amount. However, if the recipient of the award makes an election in accordance with the Internal Revenue Code of 1986, as amended, the amount of his or her income is based on the fair market value on the date of grant rather than the fair market value on the date the rights become nonforfeitable. When compensation is to be recognized by the employee, appropriate arrangements may be required to be made with respect to the payment of withholding tax.

        No options were granted during 1997.

        The following table sets forth information concerning options granted pursuant to the 1998 Plan as of June 30, 1998. No SARs were granted.




                                    1998 Long-Term Incentive Plan


                                                   Number of Shares             Exercise Price
        Name and Position                          Underlying Options Granted   Per Share
        -----------------                          --------------------------   ---------
James L. Conway president and chief                         120,000               $.50
 executive officer
John F. Phillips, vice president-marketing                   90,000                .50
Anthony F. Grisanti, chief financial officer                 90,000                .50
All current executive officers                              390,000                .50
Edward D. Bright                                             90,000                .50
Gerald O. Koop                                               90,000                .50
Seymour Richter                                              15,000                .50
Joseph G. Sicinski                                           15,000                .50
All other employees                                         270,000                .50

        If the Reverse Split is approved, the number of shares subject to these options will be one-third of the number shown in the chart, and the exercise price will be $1.50 per share. All of the foregoing options become exercisable as to 50% of the shares of Common Stock subject to the option six months from the date of grant and as to the remaining shares of Common Stock twelve months from the date of grant.

        Contemporaneously with the grant of the foregoing options pursuant to the 1998 Plan, the Compensation Committee granted options to purchase 126,500 shares of Common Stock at $.50 per share in connection with the cancellation of options to purchase an equal number of shares of Common Stock which were granted in April 1996. The options included options granted to Messrs. Bright (27,000 shares), Phillips (27,000 shares), Koop (18,000 shares) and Grisanti (15,000 shares).

Vote Required
-------------

        The proposal to approve the 1998 Plan requires the approval of a majority of the shares of Common Stock present and voting, provided that a quorum is present.

        The Board of Directors recommends a vote FOR the proposal.


                                  SELECTION OF INDEPENDENT AUDITORS
                                  ---------------------------------

        It is proposed that the stockholders approve the selection of Richard A.
Eisner & Company, LLP as the independent public accountant for the Company for the year ending December 31, 1998. In June 1998, the Board of Directors selected
Richard A. Eisner & Company, LLP to serve as the Company's independent public accountant for the year ending December 31, 1998. However, in the event approval of the proposal is not obtained, the selection of the independent auditors will be reconsidered by the Board of Directors.

        Prior to June 1994, when the Company, through an affiliate, acquired the assets of CSM, Richard A. Eisner & Company, was the independent public accountant for CSM. Since June 1994, except for incidental services relating to CSM's financial statements for periods prior to June 1994, Richard A. Eisner &
Company, LLP did not perform any services for the Company or CSM. At no time since its engagement has Richard A. Eisner & Company, LLP had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than as independent accountant. Representatives of such firm are expected to attend the Annual Meeting and will be available to answer questions.


        The decision to change accountants was made by the Board of Directors. The Company's independent accountant since its organization in 1992 was Moore Stephens, P.C., whose report is included in the annual report on Form 10-K for the year ended December 31, 1997. There were no disagreements with Moore Stephens, P.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Representatives of such firm are not expected to be present at the Annual Meeting.

Vote Required
-------------

        The proposal to approve the selection of Richard A. Eisner & Company, LLP as the Company's independent accountant requires the approval of a majority of the shares of Common Stock present and voting, provided that a quorum is present.

        The Board of Directors recommends a vote FOR the proposal.


                                     INCORPORATION BY REFERENCE
                                     --------------------------

        The Company incorporates into this Proxy Statement the audited financial statements for the years ended December 31, 1997 and 1996 together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Annual Report, and unaudited financial statements for the quarter ended March 31, 1998, together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations, which are included in the Company's Form 10-Q for the three months ended March 31, 1998. A copy of the Annual Report is being mailed to stockholders of record on the Record Date concurrently with the mailing of this Proxy Statement. Additional copies of the Annual Report and copies of the Form 10-Q will be provided by the Company without charge upon request. Requests for copies of the Annual Report or Form 10-Q should be made as provided under "Other Matters."


                                       OTHER MATTERS
                                       -------------

        Any proposal which a stockholder wishes to present at the 1999 Annual Meeting of Stockholders must be received by the Company at its executive offices at 146 Nassau Avenue, Islip, New York 11751, not later than March 31, 1999.

        Copies of the Company's Form 10-K for the year ended December 31, 1997 and Form 10-Q for the quarter ended March 31, 1998, without exhibits, may be obtained without charge by writing to Mr. Anthony F. Grisanti, Chief Financial Officer, Netsmart Technologies, Inc., 146 Nassau Avenue, Islip, New York 11751. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost on furnishing such exhibits.

        The Board of Directors does not know of any other matters to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

                                              By Order of the Board of Directors

                                                         James L. Conway
                                                            President
July 27, 1998

        PROXY
        -----

                                     NETSMART TECHNOLOGIES, INC.

                       1998 Annual Meeting of Stockholders -- August 27, 1998

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints James L. Conway and Anthony F. Grisanti or either one of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 1998 Annual Meeting of Stockholders of Netsmart Technologies, Inc. (the "Company"), to be held at 9:00 a.m., local time, on Thursday, August 27, 1998, at the offices of the Company, 146 Nassau Avenue, Islip, New York 11751, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

        (1) To elect the following six (6) directors:

               Edward D. Bright, James L. Conway, John F. Phillips, Gerald O. Koop, Seymour Richter and Joseph G. Sicinski

         [ ] FOR all nominees listed above (except as marked to the contrary below).

         [  ]  Withhold authority to vote for all nominees listed above.

        INSTRUCTION:         To withhold authority to vote for any individual
                             nominee, print that nominee's name below.


        ----------------------------------------------------

        (2) To approve a one-for-three reverse split of the Common Stock.

               FOR [  ]                  AGAINST [  ]            ABSTAIN [  ]

        (3) To approve the 1998 Long-Term Incentive Plan.

               FOR [  ]                  AGAINST [  ]            ABSTAIN [  ]

        (4) To approve the selection of Richard A. Eisner & Company, LLP as the independent certified public accountants of the Company for the year ending December 31, 1998.

               FOR [  ]                  AGAINST [  ]            ABSTAIN [  ]

        (5) In their discretion, upon the transaction of such other business as may properly come before the meeting;

        all as set forth in the Proxy Statement, dated July 27, 1998.

               The shares represented by this proxy will be voted on Items 1, 2, 3 and 4 as directed by the stockholder, but if no direction is indicated, will be voted FOR Items 1, 2, 3 and 4.

               If you plan to attend the meeting please indicate below:

               I plan to attend the meeting [  ]

        Dated:  _________________________, 1998




                                                  _____________________________

                                                  _____________________________
                                                   (Signature(s))

                                      Please  sign  exactly  as name(s) appear
                                      hereon.  When  signing as attorney,
                                      executor, administrator,   trustee   or
                                      guardian, please give full title as such.

                                      Please  date,  sign and mail this  proxy
                                      in the  enclosed envelope,   which
                                      requires  no postage  if mailed in the
                                      United States.